Exhibit 10.76

PENNYMAC INTERNAL REWAREHOUSE FACILITY	EXECUTION

AMENDMENT NO. 13

TO MASTER REPURCHASE AGREEMENT

Amendment No. 13 to Master Repurchase Agreement, dated as of October 31, 2014 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”), PennyMac Holdings, LLC (“PennyMac Holdings”), PennyMac Operating Partnership, L.P., in its capacity as a seller (“POP” and together with PennyMac Holdings, the “Sellers”), PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P., in its capacity as a guarantor (each, a “Guarantor” and collectively, the “Guarantors”).

RECITALS

The Buyer, the Sellers and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of March 29, 2012 (as amended by Amendment No. 1, dated as of July 25, 2012, Amendment No. 2, dated as of September 26, 2012, Amendment No. 3, dated as of October 29, 2012, Amendment No. 4, dated as of June 1, 2013, Amendment No. 5, dated as of August 29, 2013, Amendment No. 6, dated as of September 27, 2013, Amendment No. 7, dated as of October 1, 2013, Amendment No. 8, dated as of December 27, 2013, Amendment No. 9, dated as of December 31, 2013, Amendment No. 10, dated as of January 10, 2014, Amendment No. 11, dated as of February 21, 2014, and Amendment No. 12, dated as of May 22, 2014, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and the related Pricing Side Letter, dated as of March 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). The Guarantors are parties to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of March 29, 2012, by the Guarantors in favor of Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Sellers and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Sellers and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1 deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” means the earliest of (a) October 30, 2015, and (b) the date of the occurrence of an Event of Default.

1.2 deleting the definition of “PMITH” in its entirety.

1.3 adding the following definition in its proper alphabetical order:

“PennyMac Holdings” means PennyMac Holdings, LLC.

1.4 deleting all references to “PMITH” in their entirety and replacing them with “PennyMac Holdings”.

SECTION 2. Representations and Warranties. Section 13 of the Existing Repurchase Agreement is hereby amended by deleting subsection (11) in its entirety and replacing it with the following:

(11) Litigation. There is no action, proceeding or investigation pending with respect to which either Seller or either Guarantor has received service of process or, to the best of Seller’s or either Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated any Program Agreement, (C) making a claim individually or in the aggregate in an amount greater than $10,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.

SECTION 3. Covenants. Section 14 of the Existing Repurchase Agreement is hereby amended by deleting subsections (a) and (dd)(ii) in their entirety and replacing them with the following:

a. Litigation. Seller and each Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantors or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in the aggregate in an amount greater than $10,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller and each Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

(ii) Indebtedness to Adjusted Tangible Net Worth Ratio. Underlying Repurchase Counterparty’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 10:1. PennyMac Holdings’ ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 10:1. PMIT’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1. PennyMac Operating Partnership, L.P.’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed 5:1.

SECTION 4. Events of Default. Section 15 of the Existing Repurchase Agreement is hereby amended by deleting subsection (k) in its entirety and replacing it with the following:

k. Judgment. A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Seller, Underlying Repurchase Counterparty or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

SECTION 5. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, the Sellers and the Guarantors;

(b) Amendment No. 8 to that certain Pricing Side Letter, dated as of the date hereof, executed and delivered by duly authorized officers of the Buyer, the Sellers and the Guarantors; and

(c) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 6. Representations and Warranties. Each Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 11. Reaffirmation of Guaranty. The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Sellers to Buyer under the Repurchase Agreement, as amended hereby.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name: Adam Loskove
Title: Vice President

PennyMac Holdings, LLC, as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

PennyMac Operating Partnership, L.P., as Seller and Guarantor

By: PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

Signature Page to Amendment No. 13 to Master Repurchase Agreement